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MORGAN STANLEY                                                      May 17, 2006
Securitized Products Group      [GRAPHIC OMITTED]

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                             Preliminary Termsheet
                                [$170,377,000]
                                  Approximate

                   Morgan Stanley Mortgage Loan Trust 2006-7
                               (Issuing Entity)

               Mortgage Pass-Through Certificates, Series 2006-7
                     Groups 1, 2 and 4 Senior Certificates

                     Morgan Stanley Mortgage Capital Inc.
                             (Seller and Sponsor)

                         Morgan Stanley Capital I Inc.
                                  (Depositor)

                   IMPORTANT NOTICE REGARDING THE CONDITIONS
                 FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

               STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:
http://www.sec.gov/Archives/edgar/data/762153/000091412106000636/
0000914121-06-000636.txt

                  IMPORTANT NOTICE RELATING TO AUTOMATICALLY
                         GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this material is attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.


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MORGAN STANLEY                                                      May 17, 2006
Securitized Products Group      [GRAPHIC OMITTED]

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                           $170,377,000(Approximate)
                   Morgan Stanley Mortgage Loan Trust 2006-7
                               (Issuing Entity)

               Mortgage Pass-Through Certificates, Series 2006-7
                     Groups 1, 2 and 4 Senior Certificates

                     Morgan Stanley Mortgage Capital Inc.
                             (Seller and Sponsor)

                         Morgan Stanley Capital I Inc.
                                  (Depositor)

                    Wells Fargo Bank, National Association
                               (Master Servicer)

                            Transaction Highlights

----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                            Initial
Offered         Description         Balance(2)       Expected     Avg Life to   Principal Window         Initial      Subordination
 Classes                                              Ratings        Mty(1)          Mty (1)        Pass-Through Rate      Level(3)
==================================================================================================================================
 1-A(4)      Senior/Fixed Rate      $20,532,000       AAA/Aaa         3.30           1 - 176              5.000%             4.75%
----------------------------------------------------------------------------------------------------------------------------------
 2-A(4)      Senior/Fixed Rate      $31,045,000       AAA/Aaa         3.34           1 - 179              6.000%             4.75%
----------------------------------------------------------------------------------------------------------------------------------
   3-A       Senior/Fixed Rate                                             Not Offered Hereby
----------------------------------------------------------------------------------------------------------------------------------
  4-A-1    Senior/Floating Rate     $47,141,000       AAA/Aaa         1.48           1 - 39                (5)               4.75%
----------------------------------------------------------------------------------------------------------------------------------
              Senior/Inverse
4-A-2(4)         Floating         $47,141,000(6)      AAA/Aaa         1.48             N/A                 (7)               4.75%
            Rate/Interest Only
----------------------------------------------------------------------------------------------------------------------------------
4-A-3(4)     Senior/Fixed Rate      $53,159,000       AAA/Aaa         4.09           1 - 112              6.000%             4.75%
----------------------------------------------------------------------------------------------------------------------------------
4-A-4(4)     Senior/Fixed Rate      $3,500,000        AAA/Aaa        13.14          112 - 357             6.000%             4.75%
----------------------------------------------------------------------------------------------------------------------------------
4-A-5(4)     Senior/Fixed Rate      $15,000,000       AAA/Aaa        10.57          61 - 357              6.000%             4.75%
----------------------------------------------------------------------------------------------------------------------------------
   A-R            Senior                                                   Not Offered Hereby
----------------------------------
  1-A-P    Senior/Principal Only
----------------------------------
  2-A-X    Senior/Interest Only
----------------------------------
  4-A-P    Senior/Principal Only
----------------------------------
  4-A-X    Senior/Interest Only
----------------------------------
   B-1          Subordinate
----------------------------------
   B-2          Subordinate
----------------------------------
   B-3          Subordinate
----------------------------------
   B-4          Subordinate
----------------------------------
   B-5          Subordinate
----------------------------------
   B-6          Subordinate
----------------------------------------------------------------------------------------------------------------------------------

Notes:
     (1)  Based on 100% of the prepayment assumption as described herein.
     (2)  Bond sizes subject to a variance of plus or minus 10%
     (3) Subordination Levels are preliminary and subject to final Rating Agency approval and a variance of plus or minus 1.50%
     (4) This class is presented solely for purposes of discussion and is likely to be divided into multiple classes with varying coupons, average lives to maturity and principal windows.

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This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                                      May 17, 2006
Securitized Products Group      [GRAPHIC OMITTED]

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     (5)  The Class 4-A-1 Certificates will have a per annum interest rate equal to the lesser of (i) One-Month LIBOR plus 50 basis points and
          (ii) 6.000%. On each Distribution Date, beginning on the second Distribution Date and until the Distribution Date on which the Corridor Contract expires, on which LIBOR exceeds 5.500%, in addition to the interest distribution amount, the Class 4-A-1 Certificates will be entitled to receive the Yield Supplement Amount from amounts paid under the Class 4-A-1 Corridor Contract as described herein.
     (6) This class is a class of notional amount certificates and does not have a class principal balance but will bear interest on its notional amount..
     (7) The pass-through rate for the Class 4-A-2 Certificates for any Distribution Date will be a per annum rate equal to 5.500% minus One-Month LIBOR, subject to a maximum rate of 5.500% and a minimum rate of 0.000%.

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This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                                      May 17, 2006
Securitized Products Group      [GRAPHIC OMITTED]

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Issuing Entity:         Morgan Stanley Mortgage Loan Trust 2006-7.

Depositor:              Morgan Stanley Capital I Inc. The offered certificates
                        will be issued under the depositor's registration statement (File No. 333-130684 with the Securities and Exchange Commission).

Sponsor:                Morgan Stanley Mortgage Capital Inc.

Originators:            Morgan Stanley Mortgage Capital Inc. is expected to be
                        the originator for approximately 23.24%, approximately
                        46.57%, approximately 65.27% and approximately 82.27% of Collateral Allocation Group 1, Collateral
                        Allocation Group 2, Collateral Allocation Group 3 and
                        Collateral Allocation Group 4 Mortgage Loans, respectively, by principal balance.

                        Morgan Stanley Credit Corporation ("MSCC") is expected to be the originator for approximately 69.58%, approximately 35.42% and approximately 11.78% of Collateral Allocation Group 1, Collateral Allocation Group 2, and Collateral Allocation Group 3 Mortgage Loans, respectively, by principal balance. See Exhibit 2.

                        MortgageIT, Inc. is expected to be the originator for approximately 15.19% and approximately 14.36% of Collateral Allocation Group 3 and Collateral Allocation Group 4, respectively, by principal balance.

                        No other originator is expected to have originated more than 10% of the Mortgage Loans in any Collateral Allocation Group by principal balance.

Servicers:              Morgan Stanley Credit Corporation ("MSCC") is expected
                        to be the initial servicer of approximately 69.58%, approximately 35.42% and approximately 11.78% of Collateral Allocation Group 1, Collateral Allocation
                        Group 2, and Collateral Allocation Group 3 Mortgage
                        Loans, respectively, by principal Balance.

                        GMAC Mortgage Corporation is expected to be the initial servicer of approximately 25.01%, approximately 47.88%, approximately 83.44% and approximately 97.48% of the Collateral Allocation Group 1, Collateral Allocation Group 2, Collateral Allocation Group 3 and Collateral Allocation Group 4 Mortgage Loans, respectively, by principal balance. See Exhibit 3.

                        No other servicer is expected to be the direct servicer for more than 10% of the mortgage loans in any Collateral Allocation Group by principal balance.


Servicing Fee:          The Servicing Fee Rate is expected to be 0.250% per
                        annum. For its compensation the Master Servicer will receive reinvestment income on amounts on deposit for the period from between the Servicer Remittance Date and the Distribution Date. From its compensation, the master servicer will pay the fees of the Securities
                        Administrator, the Trustee and any Custodians' ongoing
                        (safekeeping and loan file release only) fees.

Servicer Remittance     Generally, the 18th of the month in which the
Date:                   Distribution Date occurs.

Master Servicer /       Wells Fargo Bank, National Association.
Securities Administrator


Trustee:                LaSalle Bank National Association.

Manager:                Morgan Stanley (sole lead manager)

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This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                                      May 17, 2006
Securitized Products Group      [GRAPHIC OMITTED]

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Rating Agencies:        The Offered Certificates are expected to be rated by
                        two out of the three major rating agencies; Standard & Poor's, Moody's Investors Service or Fitch.

Offered Certificates:   The Class 1-A, Class 2-A, Class 4-A-1, Class 4-A-2,
                        Class 4-A-3, Class 4-A-4 and Class 4-A-5 Certificates.

Group 1 Senior          The Class A-R, Class 1-A and Class 1-A-P Certificates
Certificates:

Group 2 Senior          The Class 2-A and Class 2-A-X Certificates.
Certificates:

Group 3 Senior          The Class 3-A Certificates.
Certificates:

Group 4 Senior          The Class 4-A-1, Class 4-A-2, Class 4-A-3, Class
Certificates:           4-A-4, Class 4-A-5, Class 4-A-P and Class 4-A-X
                        Certificates.

LIBOR Certificates:     The Class 4-A-1 and Class 4-A-2 Certificates.

Senior Certificates:    Collectively, the Group 1 Senior Certificates, Group 2
                        Senior Certificates, Group 3 Senior Certificates and
                        Group 4 Senior Certificates and any classes of certificates resulting from the division of the Offered Certificates and having a distribution priority over the Aggregate Group I Subordinate
                        Certificates.

Senior Certificate      The Group 1 Senior Certificates, Group 2 Senior
Group:                  Certificates, Group 3 Senior Certificates and Group 4
                        Senior Certificates.

Notional Certificates:  The Class 2-A-X, Class 4-A-2 and Class 4-A-X
                        Certificates.

Class A-P Certificates: The Class 1-A-P and Class 4-A-P Certificates.

Aggregate Group I       The Class B-1, Class B-2, Class B-3, Class B-4, Class
Subordinate             B-5, and Class B-6 Certificates.
Certificates:

Aggregate Group I       The Group 1 Senior Certificates, Group 2 Senior
Certificates:           Certificates, Group 3 Senior Certificates and Group 4
                        Senior Certificates and the Aggregate Group I
                        Subordinate Certificates. Such certificates may be referred to individually or collectively as certificates in "Aggregate Group I."

Other Certificates:     It is anticipated that other classes of certificates
                        will be issued by the Issuing Entity, including other groups of Senior Certificates (each a "Senior
                        Certificate Group"), and other groups of subordinate certificates (each an "Aggregate Subordinated
                        Certificate Group"). There will be no cross collateralization between the Aggregate Group I
                        Certificates and any other classes of certificates.


Expected Closing Date:  May 31, 2006 through DTC and, upon request only, through Euroclear or Clearstream.

Cut-off Date:           May 1, 2006.

Forms and Denomination: The Offered Certificates will be issued in book-entry form and in minimum dollar denominations of $25,000, with an addition increment of $1,000.

CPR: "CPR" represents an assumed constant rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans.

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This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

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MORGAN STANLEY                                                      May 17, 2006
Securitized Products Group      [GRAPHIC OMITTED]

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Prepayment Assumption:  CPR starting at approximately 8% CPR in month 1 and increasing to 20% CPR in month 12 (12%/11 increase for each month), and remaining at 20% CPR thereafter.

Credit Enhancement:     Credit enhancement will be provided by:
                           o The subordination of one or more classes of the securities of the series
                           o The preferential allocation of some or all of the prepayments on the Aggregate Group I Mortgage Loans to the Senior Certificates in order to increase the level of subordination in the trust related to Aggregate Group I.

Record Date:            For the LIBOR certificates and any distribution date,
                        the business day immediately preceding that distribution date, or if the LIBOR certificates are no longer book-entry certificates, the last business day of the calendar month preceding the month of that distribution date. For each other class of certificates and any distribution date, the last business day of the calendar month immediately prior to the month in which that distribution date occurs.

Accrual Period:         With respect to each Distribution Date, the interest
                        accrual period (the "Accrual Period") with respect to the LIBOR Certificates will be the period beginning on the 25th day of the prior month and ending on the 24th day of the month in which the Distribution Date occurs.

                        The interest accrual period for all other Classes of Certificates and any distribution date is the calendar month immediately prior to the month in which the relevant distribution date occurs.

                        Interest on all Certificates is required to be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distribution Dates:     The 25th of each month, or if such day is not a
                        business day, on the next business day, beginning in June 2006.

Last Scheduled          The Distribution Date occurring in [June 2036.]
Distribution Date:

Optional Termination:   On any Distribution Date on or after the distribution
                        date in which the aggregate stated principal balance of the Aggregate Group I Mortgage Loans declines to 1% or less of the aggregate stated principal balance of the Aggregate Group I Mortgage Loans as of the cut-off date, the master servicer shall have the right to purchase all of the Aggregate Group I Mortgage Loans and any related REO properties owned by the trust and thereby effect the early retirement of the Aggregate
                        Group I Certificates. The Master Servicer may assign its Optional Termination right to a third party.


Class 4-A-1 Corridor    Beginning on the second Distribution Date, and for a
Contract:               period of 50 months thereafter, a corridor contract
                        will be entered into for the benefit of the Class
                        4-A-1 Certificates, the "Class 4-A-1 Corridor
                        Contract". For its duration, the Class 4-A-1 Corridor
                        Contract pays the Issuing Entity the product of (i) the excess, if any, of the then current 1-month LIBOR rate (not to exceed the cap ceiling of 9.00%) over 5.50% (on a 30/360 day count basis), (ii) the lesser of (x) the notional balance for that Distribution Date and (y) the Class Principal Balance of the Class 4-A-1
                        Certificates immediately prior to that Distribution
                        Date (the "Yield Supplement Amount"). Proceeds from the Class 4-A-1 Corridor Contract will be deposited into the Reserve Fund as needed and then distributed on each Distribution Date to the Class 4-A-1
                        Certificates.

                        On each Distribution Date, on which the Class 4-A-1 Corridor Contract is outstanding, beginning with the second Distribution Date, the Class 4-A-1 Corridor Contract will only be available to pay current Yield Supplement Amounts incurred in the related interest accrual period.

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This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                                      May 17, 2006
Securitized Products Group      [GRAPHIC OMITTED]

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Corridor Contract       Morgan Stanley Capital Services Inc.
Counterparty:

Description of Corridor The Corridor Contract Counterparty, is a wholly-owned, Contract Counterparty: unregulated, special purpose subsidiary of Morgan
                        Stanley ("Morgan Stanley"). The Corridor Contract Counterparty conducts business in the over-the counter derivatives market, engaging in a variety of derivatives products, including interest rate swaps, currency swaps, credit default swaps and interest rate options with institutional clients. The obligations of the Corridor Contract Counterparty are 100% guaranteed by Morgan Stanley.

                        As of the date hereof, Morgan Stanley is rated "AA-" by Fitch Ratings, "A+" by Standard & Poor's Rating Services and "Aa3" by Moody's Investor's Service, Inc. The Sponsor believes that the significance percentage of the Corridor Contract will be less than 10% as of the Closing Date.

                        The Sponsor calculated the significance percentage by reference to the "Significance Estimate" of the Corridor Contract, which is determined based on a reasonable good faith estimate of maximum probable exposure represented by the Corridor Contract made in substantially the same manner as that used in the Sponsor's internal risk management process in respect of similar instruments. The "Significance Percentage" is the percentage that the amount of the significance estimate represents of the class principal balance of the classes of offered certificates that have the benefit of the Corridor Contract.


Aggregate Loan Groups:  Aggregate Loan Group I consists of Mortgage Loans from
                        Groups 1, Group 2 and Group 3, (the "Aggregate Loan Group I Mortgage Loans.")

                        Aggregate Loan Group II consists of Mortgage Loans from Group 4. Certificates relating to that group are not offered hereby.

Aggregate Group I       Aggregate Loan Group I will consist of three loan
Mortgage Loans:         groups, which will be divided into four separate
                        Collateral Allocation Groups.

                        As of the Cut-off Date, the Mortgage Loans in Aggregate Loan Group I consist of 1,439 fixed rate residential, first-lien mortgage loans. The aggregate principal balance of the Mortgage Loans as of the Cut-off Date will be approximately $399,127,216.

                        As of the Cut-off Date, the Mortgage Loans from loan group 1 consist of 129 fixed rate residential, first-lien mortgage loans. The aggregate principal balance of the Mortgage Loans from loan group 1 as of the Cut-off Date will be approximately $54,197,720.

                        As of the Cut-off Date, the Mortgage Loans from loan group 2 consist of 782 fixed rate residential, first-lien mortgage loans. The aggregate principal balance of the Mortgage Loans from loan group 2 as of the Cut-off Date will be approximately $219,998,331.

                        As of the Cut-off Date, the Mortgage Loans from loan group 3 consist of 528 fixed rate residential, first-lien mortgage loans. The aggregate principal balance of the Mortgage Loans from loan group 3 as of the Cut-off Date will be approximately $124,931,166.

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This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

                                    Page 7

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MORGAN STANLEY                                                      May 17, 2006
Securitized Products Group      [GRAPHIC OMITTED]

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Relationship between    Loan Each of the mortgage loans in Loan Group 1 will
Groups and Collateral   be allocated to Collateral Allocation Group 1 and/or
Allocation Groups:      Collateral Allocation Group 2 as follows. On the
                        closing date, the scheduled principal balance of each mortgage loan in Loan Group 1 will be allocated, based upon a fraction derived from that mortgage loan's Net
                        Mortgage Rate (in each case, the "applicable fraction"), either (i) to one Collateral Allocation
                        Group only or (ii) between the two Collateral
                        Allocation Groups in Loan Group 1. As of the Cut-off
                        Date, the Mortgage Loans from Collateral Allocation
                        Group 1 consist of 93 fixed rate residential, first-lien mortgage loans. The aggregate principal balance of the Mortgage Loans from Collateral
                        Allocation Group 1 as of the Cut-off Date will be approximately $21,604,136. Collateral Allocation Group
                        1 includes 100% of 8 Loan Group 1 Mortgage Loans and portions (based upon the Applicable Fraction thereof) of 85 other Loan Group 1 Mortgage Loans. As of the
                        Cut-off Date, the Mortgage Loans from Collateral
                        Allocation Group 2 consist of 121 fixed rate residential, first-lien mortgage loans. The aggregate principal balance of the Mortgage Loans from Collateral Allocation Group 2 as of the Cut-off Date will be approximately $32,593,584. Collateral
                        Allocation Group 2 includes 100% of 36 Loan Group 1
                        Mortgage Loans and portions (based upon the Applicable
                        Fraction thereof) of 85 other Loan Group 1 Mortgage
                        Loans.

                        Each of the mortgage loans in Loan Group 2 will be allocated to Collateral Allocation Group 3

                        Each of the mortgage loans in Loan Group 3 will be allocated to Collateral Allocation Group 4.

Relationship between    The certificates with a "1" prefix and the Class A-R
Loan Groups, Collateral Certificates are sometimes referred to as the Group 1
Allocation Groups and   Senior Certificates and they correspond to Collateral
Certificate Groups:     Allocation Group 1. The certificates with a "2" prefix
                        are sometimes referred to as the Group 2 Senior
                        Certificates and they correspond to Collateral
                        Allocation Group 2. The certificates with a "3" prefix are sometimes referred to as the Group 3 Senior
                        Certificates and they correspond to Collateral
                        Allocation Group 3. The certificates with a "4" prefix are sometimes referred to as the Group 4 Senior
                        Certificates and they correspond to Collateral
                        Allocation Group 4.

                        The Aggregate Group I Subordinated Certificates correspond to all the mortgage loans in Aggregate Loan Group I.

Substitution Adjustment The amount by which the balance of any Mortgage Loan
Amount: that is repurchased from the trust exceeds the balance of any Mortgage Loan which is then substituted. The entity substituting for a Mortgage Loan is required to deposit into the trust the Substitution Adjustment Amount.

Liquidated Mortgage     A "Liquidated Mortgage Loan" is a defaulted Mortgage
Loan:                   Loan as to which the related Servicer has determined
                        that all recoverable liquidation and insurance proceeds have been received.

Realized Loss:          A "Realized Loss" for a Liquidated Mortgage Loan is
                        the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan.

REO Property            Real Estate owned by the Issuing Entity.

Depositor's Option to   The Depositor has the option, but is not obligated, to
Purchase  Breached      purchase from the Issuing Entity any Breached Mortgage
Mortgage  Loans:        Loan at the Purchase Price provided that certain
                        conditions are met.

Breached Mortgage       A Mortgage Loan (a) (i) on which the first payment was
Loan:                   not made or (ii) that has been delinquent one or two
                        times in the six months following the Cut-off Date and
                        (b) as to which the Seller obtained a representation or warranty that no condition set forth in (a)(i) or, for same or other period time specified in such representation or warranty (a)(ii), exists.

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Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                                      May 17, 2006
Securitized Products Group      [GRAPHIC OMITTED]

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Purchase Price:         Purchase Price shall be 100% of the unpaid principal
                        balance of such Mortgage Loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed servicing advances made by the Servicers or the Master Servicer related to the Mortgage Loan.

Delinquency:            As calculated using the MBA methodology, as of the
                        cut-off date, none of the mortgage loans were more than 30 days' delinquent. No more than 6% of the mortgage loans by aggregate stated principal balance as of the cut-off date have been delinquent 30 days or more at least once since they were originated. The servicer of some of these mortgage loans has changed at least one time since they were originated. A servicing transfer in some cases may have contributed to the delinquency of the mortgage loan. None of the mortgage loans have been 60 or more days delinquent since they were originated.

Class Principal         The "Class Principal Balance" of any Class of
Balance:                Certificates as (other than any Class of Notional
                        Amount Certificates) of any Distribution Date is the initial Class Principal Balance of the Class listed on page 2 of this preliminary termsheet reduced by the sum of (i) all amounts previously distributed to holders of Certificates on the Class as payments of principal, and (ii) the amount of Realized Losses
                        (including Excess Losses) on the Applicable Fraction of the Mortgage Loans in the related Collateral
                        Allocation Group allocated to the Class. Notional
                        Amount Certificates do not have a Class Principal
                        Balance and are not entitled to receive any distributions of principal.

Due Date:               "Due Date" means, with respect to a Mortgage Loan, the
                        day of the calendar month on which scheduled payments are due on that Mortgage Loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution
                        Date occurs.

Prepayment Period:      "Prepayment Period" generally means for any Mortgage
                        Loan and any Distribution Date, the calendar month preceding that Distribution Date.

Net Mortgage  Rate:     The "Net Mortgage Rate" with respect to any Mortgage
                        Loan is the related Mortgage Rate minus the Servicing
                        Fee Rate and lender paid mortgage insurance, if any.

Applicable Fraction:    The "Applicable Fraction" of each Mortgage Loan that
                        is allocated to Collateral Allocation Group 1, and Collateral Allocation Group 2 is as follows:

--------------------------------- ---------------------------------------------------------------
                                                           Loan Group 1
                                  ---------------------------------------------------------------
Net Mortgage Rate of the          Collateral Allocation Group 1   Collateral Allocation Group 2
Mortgage Loan
-------------------------------------------------------------------------------------------------
Less than or equal to 5.00%                    100%                             0%

Greater than 5.00% and less       (6.00% - Net Mortgage Rate) /    100% - (6.00% - Net Mortgage
than 6.00%                                    1.00%                       Rate) / 1.00%

6.00% and above                                 0%                             100%
--------------------------------- ------------------------------- -------------------------------

                        The Applicable Fraction of each Mortgage Loan in Collateral Allocation Group 3 and Collateral Allocation Group 4 is 100%.


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This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                                      May 17, 2006
Securitized Products Group      [GRAPHIC OMITTED]

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Non-A-P Percentage:     The Non-A-P Percentage (the "Non-A-P Percentage") with
                        respect to the Applicable Fraction of any Mortgage
                        Loan in Collateral Allocation Group 1 and Collateral Allocation Group 4 with a Net Mortgage Rate less than the percentage indicated below (each a "Discount Mortgage Loan") will be determined as follows:

--------------------------------- -------------------------------- ---------------------------------------------
                                       Net Mortgage Rate for
                                      Applicable Fraction of
  Collateral Allocation Group              Mortgage Loan                        Non-A-P Percentage
--------------------------------- -------------------------------- ---------------------------------------------
               1                          Less than 5.00%               Net Mortgage Rate divided by 5.00%
--------------------------------- -------------------------------- ---------------------------------------------
               4                          Less than 6.00%               Net Mortgage Rate divided by 6.00%
--------------------------------- -------------------------------- ---------------------------------------------

                        There are no Discount Mortgage Loans or Applicable Fractions of Mortgage Loans that are Discount Loans in Collateral Allocation Group 2 or in Collateral Allocation Group 3.

                        The Non-A-P Percentage with respect to each Mortgage Loan or Applicable Fraction of a Mortgage Loan in Collateral Allocation Group 2 and Collateral Allocation Group 3 and with respect to the Applicable Fraction of any Mortgage Loan in Collateral Allocation Group 1 or Collateral Allocation Group 4 with a Net Mortgage Rate equal to or greater than the percentage indicated below (each a "Non-Discount Mortgage Loan") will be 100%:

--------------------------------- ------------------------------------------------------------------------------
  Collateral Allocation Group              Net Mortgage Rate for Applicable Fraction of Mortgage Loan
--------------------------------- ------------------------------------------------------------------------------
               1                                         Greater than or equal to 5.00%
--------------------------------- ------------------------------------------------------------------------------
               4                                         Greater than or equal to 6.00%
--------------------------------- ------------------------------------------------------------------------------

                        All of the Mortgage Loans or Applicable Fractions thereof in Collateral Allocation Group 2 and Collateral Allocation Group 3 are Non-Discount Mortgage Loans.

A-P Percentage          The A-P Percentage (the "A-P Percentage") with respect
                        to any Discount Mortgage Loan in any of Allocation
                        Group 1 or Collateral Allocation Group 4 will be equal to the amount described below:

--------------------------------- ------------------------------------------------------------------------------
  Collateral Allocation Group              Net Mortgage Rate for Applicable Fraction of Mortgage Loan
--------------------------------- ------------------------------------------------------------------------------
               1                  (5.00% - Net Mortgage Rate of Collateral Allocation Group 1) divided by 5.00%
--------------------------------- ------------------------------------------------------------------------------
               4                  (6.00% - Net Mortgage Rate of Collateral Allocation Group 4) divided by 6.00%
--------------------------------- ------------------------------------------------------------------------------

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Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                                      May 17, 2006
Securitized Products Group      [GRAPHIC OMITTED]

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Non-A-P  Formula        The "Non-A-P Formula Principal Amount" for any
Principal Amount:       Distribution Date and each Collateral Allocation Group
                        1, Collateral Allocation Group 2 and Collateral
                        Allocation Group 4 will equal the sum of:

                        (i)   the sum of the applicable Non-A-P Percentage of

                                (a) all monthly payments of principal due on the Applicable Fraction of each Mortgage Loan (other than a Liquidated Mortgage Loan) in that Collateral Allocation Group on the related Due Date,

                                (b) the principal portion of the purchase price of the Applicable Fraction of each Mortgage Loan in related Collateral Allocation Group that was repurchased by the Seller pursuant to the Pooling and Servicing Agreement or the related Originator pursuant to the related underlying mortgage loan purchase agreement as of such Distribution Date,

                                (c) the Substitution Adjustment Amount in connection with the Applicable Fraction of any deleted Mortgage Loan in related Collateral Allocation Group received with respect to such Distribution Date,

                                (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of the Applicable Fraction of Mortgage Loans in related Collateral Allocation Group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date,

                                (e) with respect to the Applicable Fraction of each Mortgage Loan in that Collateral Allocation Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan allocable to that Collateral Allocation Group, and

                                (f) the portion of all partial and full
                                principal prepayments by borrowers on the Applicable Fraction of Mortgage Loans in related Collateral Allocation Group allocable to that Collateral Allocation Group received during the related Prepayment Period, and

                        (ii) (A) any Subsequent Recoveries on the Applicable Fraction of the Mortgage Loans in that Collateral Allocation Group received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries attributable to the Applicable Fraction of a Discount Mortgage Loan in that Collateral Allocation Group which incurred (1) an Excess Loss or (2) a Realized Loss after the related Senior Credit Support Depletion Date, the Non-A-P Percentage of any Subsequent Recoveries allocable to that Collateral Allocation Group received during the calendar month preceding the month of such Distribution Date.

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Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                                      May 17, 2006
Securitized Products Group      [GRAPHIC OMITTED]

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Senior Principal        The "Senior Principal Distribution Amount" for any
Distribution Amount:    Distribution Date and Collateral Allocation Group will
                        equal the sum of

                        o the related Senior Percentage of the applicable Non-A-P Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-A-P Principal Amount for that Collateral Allocation Group and Distribution Date,

                        o for each Mortgage Loan in that Collateral Allocation Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the portion (by Applicable Fraction, allocable to that Collateral Allocation Group, of the lesser of

                                o the related Senior Percentage of the
                                applicable Non-A-P Percentage of the Stated
                                Principal Balance of the Mortgage Loan and

                                o either (i) the related Senior Prepayment
                                Percentage of the applicable Non-A-P
                                Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan or (ii) if an Excess Loss was sustained on the Liquidated Mortgage Loan during the preceding calendar month, the related Senior Percentage of the applicable Non-A-P Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan, and

                        o the related Senior Prepayment Percentage of the applicable Non-A-P Percentage of amounts described in subclause (f) of clause (i) of the definition of Non-A-P Formula Principal Amount for that Collateral Allocation Group and Distribution Date, and

                        o the related Senior Prepayment Percentage for that Collateral Allocation Group of any Subsequent Recoveries on any Mortgage Loans in the related Loan Group and allocable (based upon Applicable Fraction) to that Collateral Allocation Group described in clause (ii) of the definition of Non-A-P Formula Principal Amount for the Distribution Date;

                        provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained in a related Loan Group that is not a Liquidated Mortgage Loan, that Senior Principal Distribution Amount for that Collateral Allocation Group will be reduced on the related Distribution Date by the related Senior Percentage of the applicable Non-A-P Percentage of the principal portion of the Bankruptcy Loss allocable to that Collateral Allocation Group; provided, further, however, that on any Distribution Date after the third related Senior Termination Date, the Senior Principal Distribution Amount for the remaining Senior Certificates in Aggregate Group I will be calculated pursuant to the above formula based on all the Mortgage Loans in Aggregate Loan Group I, as opposed to the Applicable Fractions of the Mortgage Loans in the related Collateral Allocation Group. .

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Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                                      May 17, 2006
Securitized Products Group      [GRAPHIC OMITTED]

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Senior Percentage:      The "Senior Percentage" for any Senior Certificate
                        Group in Aggregate Group I and Distribution Date is the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Principal Balances of each Class of Senior Certificates of such Senior Certificate Group (other than any related Classes of Notional Amount Certificates and any related Class of Class A-P Certificates) immediately before such Distribution Date and the denominator of which is the applicable Non-A-P Percentage of the Collateral Allocation Group Principal Balance as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments in the Prepayment Period related to that Due Date); provided, however, that on any Distribution Date after the third related Senior Termination Date, the Senior Percentage of the remaining Senior Certificate Group is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Principal Balances of each Class of Senior Certificates (other than any related Classes of Notional Amount Certificates and any related Class of Class A-P Certificates) of such remaining Senior Certificate Group immediately prior to such date, and the denominator of which is the aggregate of the Class Principal Balances of all Classes of Certificates (other than any related Classes of Notional Amount Certificates and any related Class of Class A-P Certificates) immediately prior to such Distribution Date.

                        For any Distribution Date on and prior to the third related Senior Termination Date, the "Subordinated Percentage" for the portion of the Aggregate Group I Subordinated Certificates relating to a Collateral Allocation Group will be calculated as the difference between 100% and the Senior Percentage of the Senior Certificate Group relating to that Collateral Allocation Group on such Distribution Date. After the third related Senior Termination Date, the Subordinated Percentage will represent the entire interest of the Aggregate Group I Subordinated Certificates in the Aggregate Group I and will be calculated as the difference between 100% and the related Senior Percentage for such Distribution Date.

Senior Prepayment       The "Senior Prepayment Percentage" of a Senior
Percentage:             Certificate Group in Aggregate Group I for any
                        Distribution Date occurring during the five years beginning on the first Distribution Date will equal
                        100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the Senior Certificates (other than any related
                        Classes of Notional Amount Certificates and any related Class of Class A-P Certificates) which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the Aggregate Group I Mortgage Loans evidenced by the
                        Aggregate Group I Subordinated Certificates.
                        Increasing the respective interest of the Aggregate
                        Group I Subordinated Certificates relative to that of the Senior Certificates in Aggregate Group I is intended to preserve the availability of the subordination provided by the Aggregate Group I
                        Subordinated Certificates.

                        The Senior Prepayment Percentage of a Senior
                        Certificate Group in Aggregate Group I for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for such Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for such Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for such Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for such Distribution Date (unless on any Distribution Date the Senior Percentage of a Senior Certificate Group in Aggregate Group I exceeds the initial Senior Percentage of such Senior Certificate Group in Aggregate Group I as of the Closing Date, in which case such Senior Prepayment Percentage for such Distribution Date will once again equal 100%).

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Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                                      May 17, 2006
Securitized Products Group      [GRAPHIC OMITTED]

--------------------------------------------------------------------------------

Cross                   There are two ways in which payments made on the
Collateralization:      Applicable Fraction of the Aggregate Group I Mortgage
                        Loans related to one Collateral Allocation Group may be used to make distributions on Classes of Senior
                        Certificates in Aggregate Group I (other than any related Class of Class A-P Certificates) that are not related to that Collateral Allocation Group. They are described below:

                        1. Cross-Collateralization due to Disproportionate Realized Losses on the Applicable Fractions of the Aggregate Group I Mortgage Loans related to one Collateral Allocation Group

                        If on any Distribution Date the aggregate Class Principal Balance of the Senior Certificates of a Senior Certificate Group in Aggregate Group I (other than any related Class of Class A-P Certificates) after giving effect to distributions to be made on that Distribution Date, is greater than the Non-A-P Pool Balance for that Collateral Allocation Group in Aggregate Group I (any such group, an "Undercollateralized Group"), all amounts otherwise distributable as principal to the Aggregate Group I Subordinated Certificates (or, following the Senior Credit Support Depletion Date, the amounts described in the following sentence) will be distributed as principal to the Senior Certificates of that Undercollateralized Group in Aggregate Group I (other than any related Class of Class A-P Certificates) until the aggregate Class Principal Balance of the Senior Certificate Group (other than any related Class of Class A-P Certificates) of the Undercollateralized Group in Aggregate Group I equals the Non-A-P Pool Balance for that Collateral Allocation Group (such distribution, an "Undercollateralization
                        Distribution"). If a Senior Certificate Group in Aggregate Group I (other than any related Class of Class A-P Certificates) constitutes an Undercollateralized Group on any Distribution Date following the Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Funds from Aggregate Group I for the other Collateral Allocation Groups in Aggregate Group I remaining after all required amounts for that Distribution Date have been distributed to those Senior Certificate Groups in Aggregate Group I (other than any related Class of Class A-P Certificates). If more than one Undercollateralized Group on any Distribution Date is entitled to an Undercollateralization Distribution, such
                        Undercollateralization Distribution will be allocated among the Undercollateralized Groups, pro rata, based upon the amount by which the aggregate Class Principal Balance of each Class of Senior Certificates in such Senior Certificate Group in Aggregate Group I (other than any related Class of Class A-P Certificates) exceeds the sum of the Non-A-P Balances for the related Undercollateralized Group. If more than one Senior Certificate Group in Aggregate Group I on any Distribution Date is required to make an Undercollateralization Distribution to an Undercollateralized Group, the payment of such Undercollateralization Distributions will be allocated among such Senior Certificate Groups in Aggregate Group I (other than any related Class of Class A-P Certificates), pro rata, based upon the aggregate excess of the Available Funds for the Senior Certificate Groups other than the Undercollateralized Group remaining after all required amounts for that Distribution Date have been distributed to those Senior Certificates in Aggregate Group I.

                        Accordingly, the Aggregate Group I Subordinated Certificates will not receive distributions of principal until each Undercollateralized Group in Aggregate Group I is no longer undercollateralized.

                        2. Cross-Collateralization due to Disproportionate Principal Payments


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Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                                      May 17, 2006
Securitized Products Group      [GRAPHIC OMITTED]

--------------------------------------------------------------------------------

                        On each Distribution Date after the first Senior Termination Date but prior to the earlier of the Senior Credit Support Depletion Date and the third related Senior Termination Date, the Non-A-P Formula Principal Amount for the Collateral Allocation Group in Aggregate Group I relating to the Senior Certificate Group that has been paid in full, will be distributed to the other Senior Certificate Groups in Aggregate Group I (other than any related Class of Class A-P Certificates), so that each remaining Senior Certificate Group in Aggregate Group I receives its pro rata portion thereof, based upon the respective aggregate Class Principal Balances thereof. If principal from one Collateral Allocation Group is distributed to the Senior Certificate Groups in Aggregate Group I (other than any related Class of Class A-P Certificates) that are not related to that Collateral Allocation Group in Aggregate Group I according to this paragraph, the Aggregate Group I Subordinated Certificates will not receive that principal as a distribution.

                        After the third related Senior Termination Date, the Aggregate Group I Subordinated Certificates will receive as distributions of principal the Subordinated Percentage of the Non-AP Formula Principal Amount for each Collateral Allocation Group in Aggregate Group I.


Loss and Delinquency    Notwithstanding the foregoing, no decrease in the
Tests:                  Senior Prepayment Percentage for any Collateral
                        Allocation Group in Aggregate Group I will occur unless both of the step down conditions listed below are satisfied with respect to each Collateral
                        Allocation Group in Aggregate Group I:

                            o the outstanding principal balance of the Applicable Fraction of all Mortgage Loans in a Collateral Allocation Group in Aggregate Group I delinquent 60 days or more (including Mortgage Loans in foreclosure, real estate owned by the Trust Fund and Mortgage Loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of (a) if such date is on or prior to the third related Senior Termination Date, the Subordinated Percentage for such Collateral Allocation Group of the aggregate of the applicable Non-A-P Percentage of the Collateral Allocation Group Principal Balance, or (b) if such date is after the third related Senior Termination Date, the aggregate Class Principal Balance of the Subordinated Certificates, does not equal or exceed 50% of the aggregate principal balance of the Subordinated Certificates on that Distribution Date, and

                            o cumulative Realized Losses on all of the Mortgage Loans in Aggregate Group I do not exceed
                                    o        commencing with the Distribution
                                             Date on the fifth anniversary of
                                             the first Distribution Date, 30%
                                             of the aggregate Class Principal
                                             Balance of the Aggregate Group I
                                             Subordinated Certificates as of
                                             the Closing Date (with respect to
                                             the Aggregate Group I
                                             Subordinated Certificates, the
                                             "original subordinate principal
                                             balance"),
                                    o        commencing with the Distribution
                                             Date on the sixth anniversary of
                                             the first Distribution Date, 35%
                                             of the original subordinate
                                             principal balance,
                                    o        commencing with the Distribution
                                             Date on the seventh anniversary
                                             of the first Distribution Date,
                                             40% of the original subordinate
                                             principal balance,
                                    o        commencing with the Distribution
                                             Date on the eighth anniversary of
                                             the first Distribution Date, 45%
                                             of the original subordinate
                                             principal balance, and
                                    o        commencing with the Distribution
                                             Date on the ninth anniversary of
                                             the first Distribution Date, 50%
                                             of the original subordinate
                                             principal balance.

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Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                                      May 17, 2006
Securitized Products Group      [GRAPHIC OMITTED]

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Allocation of Realized  On each Distribution Date, the portion of the
Losses: applicable Non-A-P Percentage of any Realized Loss on the Aggregate Group I Mortgage Loans allocated, based upon the related Applicable Fraction, to a Collateral Allocation Group, other than any Excess Loss, will be allocated first to the Aggregate Group I Subordinated Certificates, in the reverse order of their numerical Class designations (beginning with the Class of Subordinated Certificates then outstanding with the highest numerical Class designation), in each case until the Class Principal Balance of the respective Class of Certificates has been reduced to zero, and then to the Senior Certificates of the related Senior Certificate Group in Aggregate Group I (other than any related Classes of Notional Amount Certificates and any related Class of Class A-P Certificates) pro rata, based upon their respective Class Principal Balances,

                        On each Distribution Date, the portion of the applicable Non-A-P Percentage of Excess Losses on the Mortgage Loans allocated, based upon the related Applicable Fraction, to a Collateral Allocation Group in Aggregate Loan Group I will be allocated pro rata among the Classes of Senior Certificates of the related Senior Certificate Group and the Aggregate Group I Subordinated Certificates as follows: (i) in the case of the Senior Certificates, the Senior Percentage of the Non-A-P Percentage of such Excess Loss will be allocated among the Classes of Senior Certificates (other than the Notional Amount Certificates and any related Class of Class A-P Certificates) in the related Senior Certificate Group pro rata based on their Class Principal Balances immediately prior to that Distribution Date and (ii) in the case of the Aggregate Group I Subordinated Certificates, the Subordinated Percentage of the Non-A-P Percentage of such Excess Loss will be allocated among the Classes of Aggregate Group I Subordinated Certificates pro rata based on each Class' share of the related Subordinated Portion for the related Collateral Allocation Group.


Excess Loss:            Excess Losses are special hazard, fraud or bankruptcy
                        losses that exceed levels specified by the Rating
                        Agencies based on their analysis of the Mortgage
                        Loans.

Senior Credit Support   The "Senior Credit Support Depletion Date" is the date
Depletion  Date:        on which the aggregate Class Principal Balance of the
                        Subordinated Certificates has been reduced to zero.

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Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                                      May 17, 2006
Securitized Products Group      [GRAPHIC OMITTED]

--------------------------------------------------------------------------------

Senior Principal        On each Distribution Date, each Non-A-P Formula
Distribution:           Principal Amount, up to the amount of the related
                        Senior Principal Distribution Amount for such
                        Distribution Date, will be distributed as principal of the following Classes of Senior Certificates, in the following order of priority:

                        The Group 1 Senior Certificates:

                        With respect to Collateral Allocation Group 1, sequentially to the Class A-R and Class 1-A Certificates, in that order until their respective Class Principal Balances are reduced to zero.

                        The Group 2 Senior Certificates:

                        With respect to Collateral Allocation Group 2 to the Class 2-A Certificates, until its Class Principal Balance is reduced to zero.

                        The Group 4 Senior Certificates:

                        With respect to Collateral Allocation Group 4, sequentially as follows:
                           1. The lesser of (a) 90% of the portion of the Senior Principal Distribution Amount for Collateral Allocation Group 4 and (b) the Priority Amount, to the Class 4-A-5 Certificates, until its Class Principal Balance is reduced to zero.
                           2. To the Class 4-A-1 Certificates, until an amount up to $52,000 has been paid on EACH Distribution Date.
                           3. To the Class 4-A-3 Certificates, until an amount up to $416,000 has been paid on EACH Distribution Date.
                           4. Sequentially to the Class 4-A-1, Class 4-A-3 and Class 4-A-4 Certificates until their Class Principal Balances are reduced to zero.
                           5. To the Class 4-A-5 Certificates, without regard to the Priority amount, until its Class Principal Balance is reduced to zero.

Priority Amount:        For any Distribution Date, the sum of (i) the product
                        of (A) the Scheduled Principal Distribution Amount,
                        (B) the Shift Percentage, (C) the Priority Percentage and (D) the Senior Percentage and (ii) the product of
                        (A) the Unscheduled Principal Distribution Amount, (B) the Shift Percentage, (C) the Priority Percentage and
                        (D) the Senior Prepayment Percentage.

Priority Percentage     For any Distribution Date, the percentage equivalent
                        of a fraction, the numerator of which is the Class
                        Principal Balance of the Class 4-A-5 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Principal
                        Balance of the Group 4 Senior Certificates (other than the Class 4-A-P Certificates).

Scheduled Principal     For any Distribution Date and Collateral Allocation
Distribution Amount:    Group, the Scheduled Principal Distribution Amount
                        will equal the Non-A-P Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of "Non-A-P Formula Principal
                        Amount" for such Distribution Date and that Collateral
                        Allocation Group.

Unscheduled  Principal  For any Distribution Date and Collateral Allocation
Distribution  Amount:   Group will equal the sum of (i) with respect to
                        Applicable Fraction of each Mortgage Loan in that Collateral Allocation Group that became a Liquidated
                        Mortgage Loan during the calendar month preceding the month of such Distribution Date, the portion of the Non-A-P Percentage of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan and allocated to that Collateral
                        Allocation Group, (ii) the applicable Non-A-P
                        Percentage of the amount described in subclause (f) of clause (i) of the definition of Non-A-P Formula
                        Principal Amount for that Collateral Allocation Group and Distribution Date and (iii) any Subsequent
                        Recoveries described in clause (ii) of the definition of Non-A-P Formula Principal Amount for that
                        Collateral Allocation Group for such Distribution
                        Date.

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material.
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MORGAN STANLEY                                                      May 17, 2006
Securitized Products Group      [GRAPHIC OMITTED]

--------------------------------------------------------------------------------

Shift Percentage:       For any Distribution Date occurring during the five
                        years beginning on the first Distribution Date will equal 0%. Thereafter, the Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%;
                        for any Distribution Date thereafter, 100%.


Senior Termination      The "Senior Termination Date" for a Senior Certificate
Date:                   Group is the date on which the aggregate Class
                        Principal Balance of the Senior Certificates for such Senior Certificate Group (other than any related Class of Class of A-P Certificates) is reduced to zero.

Trust Tax Status:       One or more REMICs.

ERISA Eligibility:      Subject to the considerations in the Prospectus and
                        the Free Writing Prospectus, the Offered Certificates are ERISA eligible and may be purchased by a pension or other benefit plan subject to the Employee
                        Retirement Income Security Act of 1974, as amended, or
                        Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan.

SMMEA Eligibility:      It is anticipated that the Offered Certificates will
                        be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

Registration Statement  This term sheet does not contain all information that
and Prospectus:         is required to be included in a registration
                        statement, or in a base prospectus and prospectus supplement. The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.
                        Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Issuing Entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
                        Alternatively, the Depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649. The registration statement referred to above (including the prospectus) is incorporated in this term sheet by reference. and may be accessed by clicking on the following hyperlink:
                        http://www.sec.gov/Archives/edgar/data/762153/
                        000091412106000636/ 0000914121-06-000636.txt

Risk Factors:           PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS INCLUDED
                        IN THE REGISTRATION STATEMENT AND IN THE FREE WRITING
                        PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT
                        SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT
                        IN THE OFFERED CERTIFICATES.

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MORGAN STANLEY                                                      May 17, 2006
Securitized Products Group      [GRAPHIC OMITTED]

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Static Pool             Information concerning the sponsor's prior residential
Information:            mortgage loan securitizations involving fixed- and
                        adjustable-rate mortgage loans secured by first-mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.morganstanley.com/ institutional/abs_spi/Prime_AltA.html. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past two years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than two years from the date of this term sheet. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates.
                        Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

                        In addition, information concerning the performance of the Mortgage Loans originated and serviced by MSCC in the sponsor's prior residential mortgage loan securitizations involving fixed- and adjustable-rate mortgage loans secured by first-mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.morganstanley.com/institutional/abs_spi/
                        MSCC.html. On this website, you can view delinquency, cumulative loss, and prepayment information by vintage year for these Mortgage Loans for the past two years or if originated less than two years ago, since origination. In addition, the performance information relating to the Mortgage Loans described above may have been influenced by factors beyond MSCC's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loans securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.


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MORGAN STANLEY                                                      May 17, 2006
Securitized Products Group      [GRAPHIC OMITTED]

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
                                                     Weighted Average Life ("WAL") Sensitivity(1)
                                                   To Maturity (of the last maturing Mortgage Loan)


            ------------------------------------------------------------------------------------------------------------------------
            Prepay     Prepayment Assumption (% )          0              50              100             150             200
             Speed
            ------------------------------------------------------------------------------------------------------------------------
               1-A     WAL (yrs)                         8.24            5.05            3.30            2.29            1.67
                       Principal Window                1 - 176         1 - 176         1 - 176         1 - 176         1 - 80
            ------------------------------------------------------------------------------------------------------------------------


            ------------------------------------------------------------------------------------------------------------------------
            Prepay     Prepayment Assumption (% )          0              50              100             150             200
             Speed
            ------------------------------------------------------------------------------------------------------------------------
               2-A     WAL (yrs)                         8.34            5.10            3.34            2.33            1.70
                       Principal Window                1 - 179         1 - 179         1 - 179         1 - 179         1 - 80
            ------------------------------------------------------------------------------------------------------------------------


            ------------------------------------------------------------------------------------------------------------------------
            Prepay     Prepayment Assumption (% )          0              50              100             150             200
             Speed
            ------------------------------------------------------------------------------------------------------------------------
              4-A-1    WAL (yrs)                         22.31           7.14            1.48            0.90            0.65
                       Principal Window                 1 - 351         1 - 272         1 - 39          1 - 22          1 - 15
            ------------------------------------------------------------------------------------------------------------------------


            ------------------------------------------------------------------------------------------------------------------------
            Prepay     Prepayment Assumption (% )          0              50              100             150             200
             Speed
            ------------------------------------------------------------------------------------------------------------------------
              4-A-2    WAL (yrs)                         22.31           7.14            1.48            0.90            0.65
                       Principal Window                 NA - NA         NA - NA         NA - NA         NA - NA         NA - NA
            ------------------------------------------------------------------------------------------------------------------------


            ------------------------------------------------------------------------------------------------------------------------
            Prepay     Prepayment Assumption (% )          0              50              100             150             200
             Speed
            ------------------------------------------------------------------------------------------------------------------------
              4-A-3    WAL (yrs)                         17.87           5.67            4.09            2.65            1.95
                       Principal Window                 1 - 298         1 - 164         1 - 112         1 - 56          1 - 40
            ------------------------------------------------------------------------------------------------------------------------


            ------------------------------------------------------------------------------------------------------------------------
            Prepay     Prepayment Assumption (% )          0              50              100             150             200
             Speed
            ------------------------------------------------------------------------------------------------------------------------
              4-A-4    WAL (yrs)                         29.49           25.60           13.14           4.89            3.49
                       Principal Window                351 - 357       272 - 357       112 - 357        56 - 62         40 - 44
            ------------------------------------------------------------------------------------------------------------------------


            ------------------------------------------------------------------------------------------------------------------------
            Prepay     Prepayment Assumption (% )          0              50              100             150             200
             Speed
            ------------------------------------------------------------------------------------------------------------------------
              4-A-5    WAL (yrs)                         21.35           13.69           10.57           7.27            4.68
                       Principal Window                61 - 357        61 - 357        61 - 357        61 - 357         44 - 81
            ------------------------------------------------------------------------------------------------------------------------

1. Run using Structuring Assumptions as further described herein.



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MORGAN STANLEY                                                      May 17, 2006
Securitized Products Group      [GRAPHIC OMITTED]

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--------------------------------------------------------------------------------
                    Class 4-A-1 Interest Rate
     Period        Corridor Notional Balance ($)    Strike %        Ceiling %
--------------------------------------------------------------------------------
        2                  46,355,580.62             5.500            9.000
        3                  45,475,386.06             5.500            9.000
        4                  44,502,557.53             5.500            9.000
        5                  43,439,469.28             5.500            9.000
        6                  42,288,722.99             5.500            9.000
        7                  41,053,141.28             5.500            9.000
        8                  39,735,760.13             5.500            9.000
        9                  38,339,820.43             5.500            9.000
        10                 36,964,694.08             5.500            9.000
        11                 35,617,839.00             5.500            9.000
        12                 34,298,813.76             5.500            9.000
        13                 33,007,183.78             5.500            9.000
        14                 31,742,521.25             5.500            9.000
        15                 30,504,405.01             5.500            9.000
        16                 29,292,420.46             5.500            9.000
        17                 28,106,159.44             5.500            9.000
        18                 26,945,220.15             5.500            9.000
        19                 25,809,207.03             5.500            9.000
        20                 24,697,730.69             5.500            9.000
        21                 23,610,407.79             5.500            9.000
        22                 22,546,860.95             5.500            9.000
        23                 21,506,718.68             5.500            9.000
        24                 20,489,615.27             5.500            9.000
        25                 19,495,190.69             5.500            9.000
        26                 18,523,090.51             5.500            9.000
        27                 17,572,965.85             5.500            9.000
        28                 16,644,473.23             5.500            9.000
        29                 15,737,274.52             5.500            9.000
        30                 14,851,036.87             5.500            9.000
        31                 13,985,432.60             5.500            9.000
        32                 13,140,139.15             5.500            9.000
        33                 12,314,838.97             5.500            9.000
        34                 11,509,219.45             5.500            9.000
        35                 10,722,972.85             5.500            9.000
        36                 9,955,796.25              5.500            9.000
        37                 9,207,391.41              5.500            9.000
        38                 8,477,464.77              5.500            9.000
        39                 7,765,727.31              5.500            9.000
        40                 7,071,894.55              5.500            9.000
        41                 6,395,686.42              5.500            9.000
        42                 5,736,827.21              5.500            9.000
        43                 5,095,045.52              5.500            9.000
        44                 4,470,074.18              5.500            9.000
        45                 3,861,650.17              5.500            9.000
        46                 3,269,514.59              5.500            9.000
        47                 2,693,412.55              5.500            9.000
        48                 2,133,093.16              5.500            9.000
        49                 1,588,309.43              5.500            9.000
        50                 1,058,818.21              5.500            9.000
        51                  544,380.16               5.500            9.000
        52                   44,759.67               5.500            9.000
53 and thereafter              0.00                  0.000            0.000
--------------------------------------------------------------------------------


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material.
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MORGAN STANLEY                                                      May 17, 2006
Securitized Products Group      [GRAPHIC OMITTED]

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Structuring Assumptions:
      o the Aggregate Group I Mortgage Loans prepay at the specified constant percentages of the related Prepayment Assumption,

      o no defaults in the payment by mortgagors of principal of and interest on the Mortgage Loans are experienced,

      o scheduled payments on the Aggregate Group I Mortgage Loans are received on the first day of each month commencing in the calendar month following the Closing Date and are computed before giving effect to prepayments received on the last day of the prior month,

      o the scheduled monthly payment for each Aggregate Group I Mortgage Loan is calculated based on its principal balance, mortgage rate and remaining term to stated maturity, so that each Aggregate Group I Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Aggregate Group I Mortgage Loan by its remaining term to stated maturity, in some cases following an interest only period, as indicated in the table below,

      o prepayments are allocated as described in this prospectus supplement without giving effect to loss and delinquency tests,

      o the initial Class Principal Balance of each Class of Certificates is as set forth on page 2 of this preliminary termsheet,

      o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Aggregate Group I Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Closing Date,

      o distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Closing Date,

      o     the Closing Date of the sale of the Certificates is May 31, 2006,

      o neither the Seller nor any Originator is required to repurchase or substitute for any Aggregate Group I Mortgage Loan,

      o     The Optional Termination is not exercised,

      o scheduled monthly payments on each Aggregate Group I Mortgage Loan will be adjusted in the month immediately following the interest adjustment date (as necessary) for such Mortgage Loan to equal the fully amortizing payment described above, in some cases, following an interest only period, and

      o The pool consists of [31] Mortgage Loans with the following characteristics:




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material.
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MORGAN STANLEY                                                      May 17, 2006
Securitized Products Group      [GRAPHIC OMITTED]

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

                                                         Original    Remaining
      Cut-off                              Current       Term to      Term to       Remaining
        Date              Current            Net          Stated       Stated     Interest-Only
     Principal           Mortgage         Mortgage       Maturity     Maturity        Period
    Balance ($)          Rate (%)         Rate (%)       (Months)     (Months)       (Months)      Loan Group
--------------------- ---------------- ---------------- ----------- ------------- --------------- -------------
     987,765.39        6.0000000000     5.7500000000       120          118            N/A             1
     403,574.57        5.0000000000     4.7500000000       180          173            N/A             1
     128,236.72        5.0400000000     4.7900000000       180          171            N/A             1
     812,485.75        5.1250000000     4.8750000000       180          172            N/A             1
     905,397.83        5.2500000000     5.0000000000       180          172            N/A             1
    2,097,028.98       5.3750000000     5.1250000000       180          172            N/A             1
    4,884,181.36       5.5000000000     5.2500000000       180          172            N/A             1
    4,379,740.56       5.6250000000     5.3750000000       180          175            N/A             1
   11,469,028.24       5.7500000000     5.5000000000       180          176            N/A             1
    9,199,536.65       5.8750000000     5.6250000000       180          176            N/A             1
     370,952.88        5.9990000000     5.7490000000       180          175            N/A             1
    4,287,014.67       6.0000000000     5.7500000000       180          176            N/A             1
    4,183,376.61       6.1250000000     5.8750000000       180          176            N/A             1
    3,046,687.62       6.2500000000     6.0000000000       180          176            N/A             1
    2,411,526.28       6.3750000000     6.1250000000       180          174            N/A             1
    2,961,648.32       6.5000000000     6.2500000000       180          175            N/A             1
     168,000.00        6.6250000000     6.3750000000       180          179            N/A             1
     705,102.40        6.7500000000     6.5000000000       180          178            N/A             1
     104,665.11        6.8750000000     6.6250000000       180          179            N/A             1
     82,407.91         7.0000000000     6.7500000000       180          176            N/A             1
     609,361.82        7.0370000000     6.7870000000       180          176            N/A             1
    5,543,077.56       6.4884776412     6.2384776412       360          357            N/A             2
    2,399,989.62       6.4395430338     6.1895430338       240          237            N/A             2
     120,914.16        6.5000000000     6.2500000000       300          294            N/A             2
   125,327,743.11      6.3365097827     6.0865097827       360          356            N/A             2
     360,000.00        7.1000000000     6.8500000000       360          355             55             2
   86,246,606.61       6.5536171382     6.3036171382       360          357            117             2
    7,903,593.12       6.1250000000     5.8750000000       360          357            N/A             3
   59,715,813.83       6.3955684568     6.1455684568       360          356            N/A             3
    1,568,378.00       6.1250000000     5.8750000000       360          357            117             3
   55,743,380.77       6.3779292671     6.1279292671       360          356            116             3


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material.
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MORGAN STANLEY                                                      May 17, 2006
Securitized Products Group      [GRAPHIC OMITTED]

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
                Preliminary Collateral Information for MSM 06-7
                      Collateral Allocation Group 1: 15yr
                          $22MM Group Size (+/- 20%)

GWAC                                             5.64% (+/- 10 bps)
GWAC Range                                       5.00% - 6.125%
PT Rate                                          5.00%
WALA                                             6 months (+/- 3)
Average loan size                                $638,000 (+/- 50k)
Max loan size                                    $1,500,000
Average LTV                                      58% (+/- 10%)
Loans > 80 LTV with no MI or Pledged Assets      0%
Average FICO                                     739 (+/- 10 points)
Minimum FICO                                     615
Full / Alt documentation                         24% (+/- 10%)
Max no documentation                             7%
Interest Only                                    0% (+/- 10%)
Owner occupied                                   59% (+/- 10%)
Property type                                    73% single family detached/PUD (+/- 10%)
Investor properties                              9% (+/- 10%)
Loan purpose                                     36% cash-out refinance (+/- 10%)
Prepay penalties                                 16% (+/- 10%)
California Concentration                         25% (+/- 10%)

Note: All characteristics are preliminary and are subject to the final collateral pool

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MORGAN STANLEY                                                      May 17, 2006
Securitized Products Group      [GRAPHIC OMITTED]

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
                Preliminary Collateral Information for MSM 06-7
                      Collateral Allocation Group 2: 15yr
                          $33MM Group Size (+/- 20%)

GWAC                                             6.05% (+/- 10 bps)
GWAC Range                                       5.375% - 7.037%
PT Rate                                          6.00%
WALA                                             4 months (+/- 3)
Average loan size                                $663,000 (+/- 50k)
Max loan size                                    $1,500,000
Average LTV                                      57% (+/- 10%)
Loans > 80 LTV with no MI or Pledged Assets      0%
Average FICO                                     734 (+/- 10 points)
Minimum FICO                                     613
Full / Alt documentation                         14% (+/- 10%)
Max no documentation                             15%
Interest Only                                    0% (+/- 10%)
Owner occupied                                   68% (+/- 10%)
Property type                                    77% single family detached/PUD (+/- 10%)
Investor properties                              15% (+/- 10%)
Loan purpose                                     44% cash-out refinance (+/- 10%)
Prepay penalties                                 34% (+/- 10%)
California Concentration                         32% (+/- 10%)

Note: All characteristics are preliminary and are subject to the final collateral pool

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MORGAN STANLEY                                                      May 17, 2006
Securitized Products Group      [GRAPHIC OMITTED]

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
                Preliminary Collateral Information for MSM 06-7
            Collateral Allocation Group 4: 30yr Conforming Balance
                          $125MM Group Size (+/- 20%)
GWAC                                             6.37% (+/- 10 bps)
GWAC Range                                       6.125% - 6.625%
PT Rate                                          6.00%
Loan maturity (original)                         100% 30 yr
WALA                                             4 months (+/- 3)
Average loan size                                $237,000 (+/- 50k)
Max loan size                                    $650,000
Average LTV                                      69% (+/- 10%)
Loans > 80 LTV with no MI or Pledged Assets      0.25%
Average FICO                                     715 (+/- 10 points)
Minimum FICO                                     606
Full / Alt documentation                         36% (+/- 10%)
Max no documentation                             15%
Interest Only                                    46% (+/- 10%)
Owner occupied                                   88% (+/- 10%)
Property type                                    87% single family detached/PUD (+/- 10%)
Investor properties                              11% (+/- 10%)
Loan purpose                                     49% cash-out refinance (+/- 10%)
Prepay penalties                                 67% (+/- 10%)
California Concentration                         47% (+/- 10%)

Note: All characteristics are preliminary and are subject to the final collateral pool


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MORGAN STANLEY                                                      May 17, 2006
Securitized Products Group      [GRAPHIC OMITTED]

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                                   EXHIBIT 1

The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan, or (b) in the case of a refinance, the appraised value of the Mortgaged Property at the time of such refinance. No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans.

As set forth in the "FICO Scores" tables above, credit scores have been supplied with respect to the mortgagors. Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The credit score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a credit score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

"Stated Principal Balance" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor, and
(ii) prepayments of principal and liquidation proceeds received with respect to that Mortgage Loan through the last day of the related Prepayment Period.

The prepayment assumption used in this Preliminary Termsheet is CPR starting at approximately 8% CPR in month 1 and increasing to 20% CPR in month 12 (12%/11 increase for each month), and remaining at 20% CPR thereafter. No prepayment assumption purports to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. There is no assurance that prepayments of any of the Mortgage Loans will occur at any constant prepayment rate. While it is assumed that each of the Mortgage Loans prepays at the specified percentages of CPR, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans which will be delivered to or on behalf of the Trustee and characteristics of the mortgage loans used in preparing the tables.


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material.
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MORGAN STANLEY                                                      May 17, 2006
Securitized Products Group      [GRAPHIC OMITTED]

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                                   EXHIBIT 2

                       Morgan Stanley Credit Corporation
                          Servicing of Mortgage Loans
General

         The Servicer will be responsible for servicing the Mortgage Loans in a manner consistent with the terms of the Servicing Agreement and in a manner which shall be ordinary and customary in its general servicing activities. The principal executive offices of the Servicer are located at 2500 Lake Cook Road, Riverwoods, Illinois 60015, and the principal servicing center is located in Sioux Falls, South Dakota. The Servicer is an approved mortgage loan servicer for Fannie Mae and is licensed to service mortgage loans in each state where a license is required. The Servicer is an indirect wholly-owned subsidiary of Morgan Stanley.

Loan Servicing

         The Servicer has established standard policies for the servicing and collection of mortgage loans. Servicing includes, but is not limited to:

            (a) collecting, aggregating and remitting mortgage loan payments;

            (b)   accounting for principal and interest;

            (c) holding escrow (impound) funds for payment of taxes and insurance, if applicable;

            (d)   making inspections as required of the mortgaged properties;

            (e) preparation of tax related information in connection with the mortgage loans;

            (f)   supervision of delinquent mortgage loans;

            (g)   loss mitigation efforts;

            (h) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

            (i) generally administering the mortgage loans, for which it receives servicing fees.

         Billing statements are mailed monthly by the Servicer. For the Mortgage Loans with adjustable Loan Rates, notice of changes in the applicable Loan Rate are provided by the Servicer to the Mortgagor. To the extent permitted by the applicable servicing agreement, the Servicer executes assumption agreements, substitution agreements and instruments of satisfaction or cancellation or of partial or full release or discharge or any other agreement contemplated by such servicing agreement.

    The Servicer is authorized to engage in a wide variety of loss mitigation practices with respect to the Mortgage Loans, including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements and capitalization of arrearages; provided, in any case, that the Servicer determines that such action is generally consistent with the Servicer's policies with respect to similar loans; and provided, further, that certain of such modifications (including reductions in the Loan Rate, partial forgiveness or a maturity extension) may only be taken if the Mortgage Loan is in default or if default is reasonably foreseeable. With respect to Mortgage Loans that come into and continue in default, the Servicer may take a variety of actions including foreclosure upon the related Mortgaged Property, writing off the balance of the Mortgage Loan as a bad debt, taking a deed in lieu of foreclosure, accepting a short sale, arranging for a repayment plan, modifications as described above or taking an unsecured note.

         Servicing and charge-off policies and collection practices may change over time in accordance with the Servicer's business judgment, changes in the Servicer's portfolio of real estate secured mortgage loans that it services for its clients, applicable laws and regulations and other considerations.

                       Morgan Stanley Credit Corporation
General

    Morgan Stanley Credit Corporation ("MSCC") is a Delaware corporation and an indirect wholly-owned subsidiary of Morgan Stanley. MSCC is a retail residential mortgage lender that has been engaged for over thirty years in the origination and servicing of loans for borrowers who are clients of Morgan Stanley. Clients are introduced to MSCC typically through Morgan Stanley


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MORGAN STANLEY                                                      May 17, 2006
Securitized Products Group      [GRAPHIC OMITTED]

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brokerage account relationships, and through Discover(R) Card cardmember relationships. MSCC utilizes each of these companies' sales forces to reinforce brand identity and customer relationships, in addition to marketing to these consumers directly through the mail or via inserts in existing account statements.

    MSCC is structured to operate nationally and on a remote basis. Clients are provided toll-free telephone number access to loan officers who will discuss alternative products to meet specific needs. Loan officers take mortgage loan applications, and lead customers through the entire mortgage loan origination process. MSCC's loan origination, servicing, and collection systems are integrated providing a flexible, user-friendly technology foundation and enhanced customer service. MSCC maintains corporate licensing/authorization to conduct business in all 50 states. All MSCC loans are serviced and supported by MSCC's servicing center located in Sioux Falls, South Dakota.

Origination

    MSCC's origination guidelines for Mortgage Loans use a combination of automated and subjective underwriting criteria to evaluate credit risk, and this risk assessment may affect documentation requirements. MSCC's underwriting guidelines are primarily intended to evaluate the prospective borrower's credit standing and ability to repay the loan, as well as the value and adequacy of the proposed mortgaged property as collateral. A prospective borrower applying for a mortgage loan is required to submit a written or telephone application, which elicits pertinent information about the prospective borrower including, the prospective borrower's financial condition (assets, liabilities, income and expenses), the property being financed and the type of loan desired. MSCC employs or underwriters to review the prospective borrower's credit profile. If required by the underwriting guidelines, employment verification is obtained either from the prospective borrower's employer or through analysis of copies of borrower's federal withholding (IRS W-2) forms and/or current payroll earnings statements. With respect to every prospective borrower, a credit report summarizing the prospective borrower's credit history is obtained. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may be considered for underwriting purposes, in addition to the income of the borrower from other sources, if applicable. With respect to mortgaged property consisting of vacation or second homes, income derived from the property generally will not be considered for underwriting purposes.

    A potential borrower's ability to make the proposed loan payments generally is measured by the applicant's income, credit, residence stability and assets. One test to determine this ability is the debt-to-income ratio, which is the borrower's total monthly debt service divided by total monthly gross income. MSCC typically allows for a debt-to-income ratio of 45%. Debt-to-income exceptions must be approved by the appropriate level underwriter, and supported by compensating factors.

    The adequacy of the mortgaged property as security for the proposed mortgage loan will generally be determined by an appraisal or automated property valuation acceptable to MSCC. Appraisals are conducted by independent appraisers acceptable to MSCC. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property. Appraisals over 180 days old will not be sufficient if conducted by an independent appraiser engaged by the potential borrower. If the proposed loan amount exceeds $1,000,000, a second appraisal will be required.

    Higher credit quality applicants may be eligible for a total loan exposure of greater than $2,000,000. The acceptable Loan-to-Value Ratio may decline as the property value increases. Exceptions to these policies are typically made when other compensating factors are present, such as high net worth.

    Mortgage Loans that have a Loan-to-Value Ratio in excess of 80% are, in general, also either (i) secured by a security interest in additional collateral (generally securities) owned by the borrower or (ii) supported by a third party guarantee (generally a parent of the borrower), which in turn is secured by a security interest in collateral (generally securities). Such loans are also referred to herein as "FlexSource(TM) Loans", and the collateral referred to in clauses (i) and (ii) is herein referred to as "Additional Collateral". The amount of such Additional Collateral generally does not exceed 30% of the loan amount, although the amount of the Additional Collateral may exceed 30% of the loan amount in some cases. In limited cases, MSCC may require Additional Collateral in excess of 30% of the loan amount as part of the underwriting decision. The requirement to maintain Additional Collateral generally terminates when the principal balance of such FlexSource(TM) Loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the Loan-to-Value Ratio for such FlexSource(TM) Loan is reduced to MSCC's applicable Loan-to-Value Ratio limit for such mortgage loan by virtue of an increase in the appraised value of the mortgaged property securing such mortgage loan as determined by MSCC. The pledge agreement and the guaranty agreement, as applicable, and the security interest in such Additional Collateral, if any, provided in the case of a FlexSource(TM) Loan will be assigned to the Trustee but will not be part of a REMIC. No assurance can be given as to the amount of proceeds, if any, that might be realized from such Additional Collateral. Proceeds from the liquidation of any such Additional Collateral will be included in net proceeds only when permitted by applicable state law and by the terms of the related pledge agreement or guaranty agreement, as applicable.


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MORGAN STANLEY                                                      May 17, 2006
Securitized Products Group      [GRAPHIC OMITTED]

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Delinquency and Loss Experience

    The following table sets forth certain information concerning the delinquency experience (including pending foreclosures) on mortgage loans that were originated or acquired by MSCC and were being serviced by MSCC on November 30, 2001, November 30, 2002, November 30, 2003, November 30, 2004 and November 30, 2005. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until, in general, it is one month past due on a contractual basis.

                 Delinquency Experience of the MSCC Portfolio
                               of Mortgage Loans

                             Nov. 30,     Nov. 30,      Nov. 30,     Nov. 30,      Nov. 30,     Nov. 30,      Nov. 30,     Nov. 30,
                           --------------------------------------------------------------------------------------------------------
                               2001         2001          2002         2002          2003         2003          2004         2004

                            By Dollar         By       By Dollar        By         By Dollar       By         By Dollar       By
                            Amount of       Number     Amount of      Number       Amount of     Number       Amount of     Number
                              Loans       of Loans       Loans       of Loans        Loans      of Loans        Loans      of Loans
Loan Portfolio..........  $2,749,306,000     12,218  $4,944,219,000     19,354  $7,468,471,000     27,540  $8,791,708,000    31,013
Period of Delinquency(1)
    30 through 59 days..       1,613,000         12       3,038,000         18       2,599,000         14       2,296,000        15
    60 through 89 day..s         459,000          4       1,203,000         10       1,965,000          9       1,287,000         4
    90 days or more.....       1,132,000         10       2,673,000         12       5,275,000         22       4,825,000        22
                           --------------------------------------------------------------------------------------------------------
    Total Delinquent....      $3,204,000         26      $6,914,000         40      $9,839,000         45      $8,408,000        41
                           ========================================================================================================
    Percent of Loan                 0.12%      0.21%           0.14%      0.21%           0.13%      0.16%           0.10%     0.13%
Portfolio...............


                              Nov. 30, Nov. 30,
                          --------------------------
                                2005         2005

                              By Dollar       By
                              Amount of     Number
                                Loans      of Loans
Loan Portfolio..........   $7,737,515,000     27,834
Period of Delinquency(1)
    30 through 59 days..        4,865,000         20
    60 through 89 day..s        3,453,000         13
    90 days or more.....        5,439,000         18
                          --------------------------
    Total Delinquent....      $13,757,000         51
                          ==========================
    Percent of Loan                  0.18%      0.18%
Portfolio...............


--------------------------
(1) Delinquency is based on the number of days payments are contractually past due. Any loans in foreclosure status are included in the respective aging category indicated in the chart.


    The following table sets forth certain information concerning loan loss experience of MSCC for the years ended November 30, 2001, November 30, 2002, November 30, 2003, November 30, 2004 and November 30, 2005 with respect to the mortgage loans referred to above.

         Loan Loss Experience of the MSCC Portfolio of Mortgage Loans

                                       November 30,    November 30,     November 30,     November 30,     November 30,
Losses                                     2001            2002             2003             2004             2005
                                      --------------  ---------------  --------------  ----------------  --------------
Average portfolio balance(1)........  $2,295,376,000   $3,761,663,000  $6,276,264,000    $8,198,057,000  $8,351,121,000
Net losses(2).......................         $52,000         $206,000        $262,000          $388,000        $262,000
Net losses as a percentage of
     average portfolio balance......           0.00%            0.01%           0.00%             0.00%           0.00%
----------------

(1) Average portfolio balance is the sum of the prior year-end balance plus the sum of each month-end balance for the year indicated divided by thirteen periods .
(2) Net losses are stated after giving effect to the recovery of liquidation proceeds.



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material.
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MORGAN STANLEY                                                      May 17, 2006
Securitized Products Group      [GRAPHIC OMITTED]

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                                   EXHIBIT 3

GMAC Mortgage Corporation

The Sponsor has contracted with GMAC to service the Mortgage Loans owned by the Issuing Entity respect to which the Sponsor owns the servicing rights (the "Sponsor Servicing Rights Mortgage Loans"). GMAC did not originate any of the Sponsor Servicing Rights Mortgage Loans. The Sponsor has the right to terminate GMAC as servicer of the Sponsor Servicing Rights Mortgage Loans at any time, without cause, and sell the servicing rights to a third party as described in "Servicing of the Mortgage Loans -Seller's Retention of Servicing Rights" in this prospectus supplement.

General. GMAC Mortgage Corporation ("GMACM") is a Pennsylvania corporation and a wholly-owned subsidiary of GMAC Residential Holding Corporation, which is a wholly owned subsidiary of Residential Capital Corporation ("ResCap"). ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned subsidiary of General Motors Acceptance Corporation ("GMAC"). GMAC is a wholly-owned subsidiary of General Motors Corporation.

GMAC entered the residential real estate finance business in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMACM.

GMACM maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682 1000.

The diagram below illustrates the ownership structure among the parties affiliated with GMACM.


                     ------------------------------------
                    |                                    |
                    |     General Motors Corporation     |
                    |                                    |
                    |                 |                  |
                     -----------------|------------------
                                      |
                                      |
                     -----------------|------------------
                    |                                    |
                    |                                    |
                    |     General Motors Acceptance      |
                    |            Corporation             |
                    |               (GMAC)               |
                    |                                    |
                     -----------------|------------------
                                      |
                     -----------------|------------------
                    |                                    |
                    |  Residential Capital Corporation   |
                    |              (ResCap)              |
                    |                                    |
                     -----------------|------------------
                                      |
                     -----------------|------------------
                    |     GMAC Mortgage Corporation      |
                    |                                    |
                     ------------------------------------

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material.
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MORGAN STANLEY                                                      May 17, 2006
Securitized Products Group      [GRAPHIC OMITTED]

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Servicing Activities. GMACM generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset). The following table sets forth the types of residential mortgage loans comprising GMACM's primary servicing portfolio for which GMACM holds the corresponding mortgage servicing rights.

As of December 31, 2004, GMACM acted as primary servicer and owned the corresponding servicing rights on approximately 2 million residential mortgage loans having an aggregate unpaid principal balance of $218 billion, and GMACM acted as subservicer (and did not own the corresponding servicing rights) on approximately 99,082 residential mortgage loans having an aggregate principal balance of over $13.9 billion.

As servicer, GMACM collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the mortgage loans.

GMAC Mortgage Corporation Servicing Experience. The following tables set forth the mortgage loans serviced by GMAC Mortgage Corporation for the periods indicated, and the annual average number of such loans General Motors Corporation General Motors Acceptance Corporation (GMAC) Residential Capital Corporation (ResCap) GMAC Mortgage Corporation for the same period. GMAC Mortgage Corporation was the servicer of a residential mortgage loan portfolio of approximately $150.4 billion, $12.5 billion, $21.2 billion and $6.67 billion during the year ended December 31, 2002 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. GMAC Mortgage Corporation was the servicer of a residential mortgage loan portfolio of approximately $186.4 billion, $32.4 billion, $18.1 billion and $13.0 billion during the year ended December 31, 2005 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.


                               GMAC MORTGAGE CORPORATION PRIMARY SERVICING PORTFOLIO ($ IN MILLIONS)
                                                                      For the Year Ended December 31,
                                        -------------------------------------------------------------------------------------------
                                                 2005                   2004                   2003                   2002
                                        -------------------------------------------------------------------------------------------
Prime Conforming Mortgage Loans
-------------------------------------
No. of Loans                                   1,392,870              1,323,249              1,308,284              1,418,843
Dollar Amount of Loans                         $186,364               $165,521               $153,601               $150,421
Percentage Change from Prior Year               12.59%                  7.76%                  2.11%                   N/A

Prime Non-Conforming Mortgage Loans
-------------------------------------
No. of Loans                                    69,488                 53,119                 34,041                 36,225
Dollar Amount of Loans                          $32,385                $23,604                $13,937                $12,543
Percentage Change from Prior Year               37.20%                 69.36%                 11.12%                   N/A

Government Mortgage Loans
-------------------------------------
No. of Loans                                    181,679                191,844                191,023                230,085
Dollar Amount of Loans                          $18,098                $18,328                $17,594                $21,174
Percentage Change from Prior Year               -1.25%                  4.17%                 -16.91%                  N/A

Second Lien Mortgage Loans
-------------------------------------
No. of Loans                                    392,261                350,334                282,128                261,416
Dollar Amount of Loans                          $13,034                $10,374                $7,023                 $6,666
Percentage Change from Prior Year               25.64%                 47.71%                  5.36%                   N/A

Total Mortgage Loans Serviced
-------------------------------------
No. of Loans                                   2,036,298              1,918,546              1,815,476              1,946,569
Dollar Amount of Loans                         $249,881               $217,827               $192,155               $190,804
Percentage Change from Prior Year               14.72%                 13.36%                  0.71%                   N/A


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material.
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MORGAN STANLEY                                                      May 17, 2006
Securitized Products Group      [GRAPHIC OMITTED]

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This material was prepared by sales, trading, banking or other non-research
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